EXHIBIT 8

                            Prinicipal Subsidiaries

         As of December 31, 2001, we had direct or indirect interests in the following principal subsidiaries. All of these entities are private limited companies and were owned by CNOOC upon their incorporation/establishment except for CNOOC International Limited which was owned by us upon its incorporation:

                                                 Percentage of
                         Place and date of      equity interest
                          incorporation/         attributable       Issued and
   Name of entity          establishment             to us        paid up capital       Principal activities
-----------------------------------------------------------------------------------------------------------------

Directly held subsidiaries:

CNOOC China Limited   Tianjin, the PRC       100%               RMB10 billion      Offshore petroleum
                         September 15, 1999                                           exploration, development,
                                                                                      production and sales in
                                                                                      the PRC

CNOOC International   British Virgin Islands 100%               US$2               Investment holding
   Limited               August 23, 1999

China Offshore Oil    Singapore              100%               S$3 million        Sales and marketing of
   (Singapore)           May 14, 1993                                                 petroleum outside of the
   International                                                                      PRC
   Pte. Ltd.


Indirectly held subsidiaries*:

Malacca Petroleum     Bermuda                100%               US$12,000          Investment holding
Limited                  November 2, 1995

OOGC America, Inc.    State of Delaware,     100%               US$1,000           Investment holding
                         United States of
                         America
                         September 2, 1997

OOGC Malacca Limited  Bermuda                100%               US$12,000          Investment holding
                         November 2, 1995

CNOOC Southeast Asia  Bermuda                100%               US$12,000          Investment holding
   Limited**             May 16, 1997

*        Indirectly held through CNOOC International Limited.
**       Formerly known as OOGC Myanmar Limited